Exhibit 99.1

[graphic omitted]



FOR IMMEDIATE RELEASE


THE STANLEY WORKS REPORTS ACCEPTANCES IN EXCESS OF 81% OF OUTSTANDING SHARES OF BLICK PLC

Offer Extended By One Week

New Britain, Connecticut, January 12, 2004 ... The Stanley Works (New York Stock Exchange: SWK) today announced that holders of more than 81% of the outstanding shares of Blick plc (London Stock Exchange: BLK.L) have accepted Stanley's offer of (pound)3.00 ($5.54) per share, either in cash or by electing to receive their consideration in the form of loan notes.

Since the majority of the shareholders have accepted the offer, Stanley is in a position to declare its offer unconditional at any time. The offer is being extended for 7 days and will remain open for acceptance until the next closing date which will be 3:00 pm London Time (10:00 am EST) on January 16, 2004.

The Stanley Works, an S&P 500 company, is a worldwide supplier of tools, hardware and door systems for professional, industrial and consumer use.

This announcement does not constitute an offer to sell or an invitation to purchase or subscribe for any securities.

                               #################

Contact:   Gerry Gould
Vice President, Investor Relations
(860) 827-3833 or ggould@stanleyworks.com



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The Stanley Works corporate press releases are available under Financial News in the Investor Relations section of the company's corporate web site at www.stanleyworks.com.

           CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS


All of the statements in this press release, other than historical facts, are forward looking statements made in reliance upon the safe harbor of the Private Securities Litigation Reform Act of 1995. As a general matter, forward looking statements are those focused upon anticipated events or trends and expectations and beliefs relating to matters that are not historical in nature. Such forward looking statements are subject to uncertainties and factors relating to Stanley's operations and business environment, all of which are difficult to predict and many of which are beyond the control of Stanley. These uncertainties and factors could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements. The following uncertainties and factors, among others, could affect future performance and cause actual results to differ materially from those expressed in or implied by forward looking statements: (i) the satisfaction or, where applicable, waiver of the conditions to which the offer is subject within anticipated time frames; (ii) the successful integration of the acquired business and other acquisitions with Stanley's existing businesses and to realize the related financial benefits in a timely manner;
(iii) the success of Stanley's efforts to decentralize its operations functions, primarily into its Tools and Access Solutions business groups; (iv) the success of Stanley's efforts to reduce its workforce and close certain facilities, including the resolution of any labor issues related to such activities, payments related to such activities, the need to respond to significant changes in product demand while any facility consolidation is in process and other unforeseen events; (v) the success of Stanley's efforts to restructure its Mac Tools organization in order to return it to profitability, including without limitation, Stanley's ability to liquidate certain Mac Tools assets at a satisfactory price; (vi) the success of Stanley's marketing and sales efforts, including Stanley's ability to recruit and retain an adequate sales force; (vii) continued improvements in productivity and cost reductions;
(viii) the continued improvement in the payment terms under which Stanley buys and sells goods, materials and products; (ix) the ability to attract and retain quality management personnel; (x) Stanley's ability to fulfill demand for its products in a timely manner; (xi) the absence of increased pricing pressures from customers and competitors and the ability to defend market share in the face of price competition; (xii) Stanley's ability to identify and engage a successor CEO on a timely basis; (xiii) the continued success of The Home Depot, Lowe's and Wal-Mart sales initiatives as well as other programs to stimulate demand for Stanley products; (xiv) the ability of the sales force to adapt to changes made in the sales organization and achieve adequate customer coverage; (xv) the continued ability to effectively manage and defend litigation matters pending, or asserted in the future, against Stanley.


Stanley's future performance will also be affected by other external factors. These external factors include pricing pressure and other changes within competitive markets, the continued consolidation of customers in consumer channels, inventory management pressures of Stanley's customers, increasing competition, changing demand for Stanley's products, changes in trade, monetary, tax and fiscal policies and laws, inflation, currency exchange fluctuations, the impact of dollar/foreign currency exchange and interest rates on the competitiveness of products and Stanley's debt program, the strength of the U.S. economy and the strength of foreign currencies, including but not limited to the Euro, and the impact of events that cause or may cause disruption in Stanley's distribution and sales networks such as war, terrorist activities, political unrest and recessionary or expansive trends in the economies of the world in which Stanley operates.


Stanley does not undertake, and hereby disclaims, any duty to update these forward-looking statements, even though its situation and circumstances may change in the future.